Exhibit 5.2

October 15, 2009

Our File Number: 0VWN-066088

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Re: SunGard Data Systems Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel in the State of California for SunGard Corbel LLC, a California limited liability company (“Corbel”), and SunGard AvantGard LLC, a California limited liability company (“AvantGard”) (each, a “Guarantor” and collectively, the “Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by SunGard Data Systems Inc., a Delaware corporation (the “Company”), the Guarantors and certain other guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of (i) the Company’s 9 1/8% Senior Notes due 2013 (the “Senior Notes due 2013”) and the guarantees issued by the Guarantors and certain other guarantors (the “Senior Guarantees of Senior Notes due 2013”) with respect to the Senior Notes due 2013, (ii) the Company’s 10 5/8% Senior Notes due 2015 (the “Senior Notes due 2015”) and the guarantees issued by the Guarantors and certain other guarantors (the “Senior Guarantees of Senior Notes due 2015”) with respect to the Senior Notes due 2015 and (iii) the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”) and the guarantees issued by the Guarantors and certain other guarantors (the “Senior Subordinated Guarantees” and, together with the Senior Guarantees of Senior Notes due 2013, and Senior Guarantees of Senior Notes due 2015, the “Guarantees”) with respect to the Senior Subordinated Notes, in each case to be offered solely for market-making purposes by an affiliate of the Company. The Senior Notes due 2013 and the Senior Guarantees of Senior Notes due 2013 have been issued under and pursuant to the Indenture dated as of August 11, 2005, as supplemented by the supplemental indentures described on Schedule I attached hereto and made a part hereof (as supplemented, the “2005 Senior Indenture”), among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Guarantors, certain other guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Senior Notes due 2015 and Senior Guarantees of Senior Notes due 2015 will be issued under an indenture dated as of September 29, 2008 (the “2008 Senior Indenture”) among the Company, the Guarantors, certain other guarantors and the Trustee. The Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under and pursuant to an Indenture dated as of August 11, 2005, as supplemented by the supplemental indentures described on Schedule II attached hereto and made a part hereof (as supplemented, the “Senior Subordinated Indenture” and, together with the 2005 Senior Indenture and the 2008 Senior

SunGard Data Systems Inc.

October 15, 2009

Indenture, the “Indentures”) among the Company, Solar, the Guarantors, certain other guarantors and the Trustee.

In connection with this opinion, we have examined the Registration Statement and the Indentures. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Guarantors, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

As used in this opinion, the expressions “to our knowledge” or “known to us” with reference to matters of fact refer to the current actual knowledge of the attorneys within the firm with primary responsibility for the transactions covered by this opinion. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the accuracy or completeness of such statement (including without limitation any examination of any records of any court or governmental agency or body, or documents in our files or otherwise made available to us by any Guarantor), and no inference as to the accuracy or completeness of such statement should be drawn from our representation of the Guarantors or our rendering the opinions set forth below.

Based on the foregoing, but subject to the qualifications and limitations expressed below, we are of the opinion that:

1. Each Guarantor (a) has been duly formed and is validly existing and in good standing as a limited liability company under the law of the State of California, and (b) has the limited liability company power and authority to conduct its business as described in the Registration Statement.

2. Each of the Indentures has been duly authorized, executed and delivered by the Guarantors party thereto.

3. The issuance of the Guarantees by the Guarantors, and the performance by the Guarantors of the Indentures, will not violate the certificate of formation or operating agreement of any Guarantor, or any California statute, rule or regulation applicable to any Guarantor or any order known to us issued pursuant to any California statute by any California court or

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October 15, 2009

governmental agency or body having jurisdiction over the Guarantors or any of their respective properties.

4. No consent, approval, authorization, order, registration or qualification of or with any California governmental agency or body or, to our knowledge, any California court is required for the issuance of the Guarantees by the Guarantors party thereto or the compliance by the Guarantors with all of the provisions of the Indentures.

In rendering the opinions set forth in paragraph 1 above as to the good standing of the Guarantors, we have relied exclusively on certificates of public officials.

The opinions herein expressed are subject to the following qualifications and limitations:

(1) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any of the Guarantees or the Indentures.

(3) We express no opinion as to the effect on the opinions expressed herein of (i) compliance or non-compliance by any party to the Indentures (in each case, other than the Guarantors) with any laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party (other than the Guarantors).

Our opinions in Paragraphs 3 and 4, above, are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers and guarantors in note transactions; provided that we express no opinion as to (1) any federal or state securities laws or regulations, (2) any federal or state tax laws or regulations, (3) any federal or state banking or insurance laws or regulations, (4) any law, rule or regulation relating to patents, trademarks, copyrights or licenses, (5) any pension or employee benefit laws or regulations, (6) any federal or state antitrust or unfair competition laws or regulations, (7) any fraudulent transfer or fraudulent conveyance laws, (8) compliance by any party with any fiduciary duty requirements; (9) any statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the state or regional level) or judicial decisions to the extent that they deal with any of the foregoing, (10) any racketeering laws or regulations, (11) any health and safety laws or regulations, (12) any labor laws or regulations, (13) any laws, regulations and policies concerning (i) national or local emergency, (ii) possible judicial

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deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws, and (14) other state statutes of general application to the extent they provide for criminal prosecution.

We express no opinion as to any law other than the law of the State of California.

Our opinions are rendered as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion letter is rendered to you in connection with the matters described herein. This opinion letter may not be relied upon by you for any other purpose. Copies of this opinion may be furnished to your counsel, Simpson Thacher & Bartlett LLP, which may rely upon the opinion set forth herein as though addressed to it, subject to the qualifications and limitations related thereto. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Sheppard Mullin Richter & Hampton LLP
SHEPPARD MULLIN RICHTER & HAMPTON LLP

Schedule I

Supplements to the 2005 Senior Indenture

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee;

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee;

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee;

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee;

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee;

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee;

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee;

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee;

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee;

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee;

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee;

Supplemental Indenture No. 12, dated as of September 12, 2007, between SunGard VeriCenter Inc. and the Trustee;

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting, Inc. and the Trustee;

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Services, Inc. and the Trustee;

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee; and

Schedule I – Page 1

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee.

Schedule II

Supplements to the Senior Subordinated Indenture

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee;

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee;

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee;

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee;

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee;

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee;

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee;

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee;

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee;

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee;

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee;

Supplemental Indenture No. 12, dated as of September 12, 2007, between SunGard VeriCenter Inc. and the Trustee;

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting, Inc. and the Trustee;

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Services, Inc. and the Trustee;

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee; and

Schedule II – Page 3

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee.